SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 23, 2005

eXegenics Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-26078	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534

(Address of principal executive
offices including zip code)

(585) 218-4368

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 23, 2005 the Company dismissed BDO Seidman LLP (“BDO”) as its principal accountants to audit the Company's financial statements. The decision to change accountants was recommended by the Audit Committee of the board of directors of the Company.

The report of BDO on the financial statements of the Company for either of the past two years did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the interim period from January 1, 2005 through the date of dismissal, the Company did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company has furnished BDO with a copy of the disclosure made herein, and has requested that BDO furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 27, 2005 is filed as Exhibit 16.1 to this Form 8-K.

Section 9- Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT
NUMBER    DESCRIPTION

16.1	Letter from BDO Seidman LLP, former Independent Registered Public Accounting Firm, regarding its concurrence or disagreement with the statements in this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc. (Registrant)

Dated: September 27, 2005	By:	/s/ John A. Paganelli
John A. Paganelli
Interim Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION

16.1	Letter from BDO Seidman LLP, former Independent Registered Public Accounting Firm, regarding its concurrence or disagreement with the statements in this report.